EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 14, 2005, which appears on page F-12 of the Annual Report on Form 10-KSB of El Capitan Precious Metals, Inc. for the year ended September 30, 2004.

/s/ HEIN & ASSOCIATES LLP
Phoenix, Arizona

July 12, 2005